EXHIBIT 23.2



         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated August 10, 2000 on the consolidated financial statements of Northern Star Financial, Inc. (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2000.






                                                  /s/ BERTRAM COOPER & CO., LLP



Waseca, Minnesota
September 22, 2000